UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BANCORP OF NEW JERSEY, INC.
(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BANCORP OF NEW JERSEY, INC.

1365 Palisade Avenue

Fort Lee, New Jersey  07024

April 22, 2011

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Bancorp of New Jersey, Inc., or the “Company,” to be held on Wednesday, May 25, 2011 at 3:00 PM at the Double Tree Hotel, 2117 Route 4 Eastbound, Fort Lee, New Jersey.

At the annual meeting, shareholders will be asked to consider and vote upon the election of six directors to the Company’s board of directors, to serve until the 2014 annual meeting of shareholders and until their successors are elected and qualify, the approval of the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan, and any such other matters as may properly come before the meeting.

The board of directors of the Company urges you to vote in favor of each of the board’s director nominees.

On behalf of the board of directors, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope as soon as possible, even if you currently plan to attend the annual meeting.  This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting.  Your vote is important.  Please feel free to vote by internet through our transfer agent or sign and return the enclosed proxy card promptly.  Your cooperation is appreciated, since a majority of the common stock must be represented at the annual meeting, either in person or by proxy, to constitute a quorum for the conduct of business.

Very truly yours,

ALBERT F. BUZZETTI
Chairman and Chief Executive Officer

BANCORP OF NEW JERSEY, INC.
1365 Palisade Avenue
Fort Lee, New Jersey  07024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2011

Notice is hereby given that the Annual Meeting of Shareholders of Bancorp of New Jersey, Inc., or the “Company,” will be held at the Double Tree Hotel, 2117 Route 4 Eastbound, Fort Lee, New Jersey on Wednesday, May 25, 2011, at 3:00 PM, for the purpose of considering and voting upon the following matters:

•                                          Election of six directors to the Company’s board of directors, to serve until the 2014 annual meeting of shareholders and until their successors are elected and qualify

•                                          Approval of the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan.

•                                          Such other matters as may properly come before the meeting.

Shareholders of record at the close of business on April 8, 2011 are entitled to notice of and to vote at the annual meeting.  Whether or not you contemplate attending the annual meeting, the board of directors of the Company recommends that you execute and return the enclosed proxy or vote by internet.  You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later dated proxy, by delivering a later dated written notice of revocation to the Company, or by voting your shares in person at the annual meeting.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 25, 2011:

Our proxy statement, annual report to shareholders, proxy card, and directions to attend the annual meeting are available on www.bonj.net.  If you would like to receive proxy materials related to this or any future shareholders meetings, or any of the Company’s filings with the Securities and Exchange Commission or press releases, please email your request to shareholder@bonj.net or call us at (201) 944-8600.

BY ORDER OF THE BOARD OF DIRECTORS

DIANE M. SPINNER
Secretary

April 22, 2011

BANCORP OF NEW JERSEY, INC.

1365 Palisade Avenue

Fort Lee, New Jersey  07024

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 25, 2011

This proxy statement is being furnished to shareholders of Bancorp of New Jersey, Inc., referred to as the “Company,” in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held at the Double Tree Hotel, 2117 Route 4 Eastbound, Fort Lee, New Jersey, at 3:00 PM on Wednesday, May 25, 2011, or such later date to which the annual meeting may be adjourned or postponed.

At the annual meeting, you will be asked to consider and vote upon the following matters:

•                                          Election of six directors to the Company’s board of directors, to serve until the 2014 annual meeting of shareholders and until their successors are elected and qualify.

•                                          Approval of the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan.

•                                          Such other matters as may properly come before the meeting.

Information regarding the election of directors and the proposal to approve the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan is included in this proxy statement.  Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 22, 2011.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, in addition to historical information. Forward looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. The U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, provides a safe harbor in regard to the inclusion of forward-looking statements in this document and documents incorporated by reference.

You should note that many factors, some of which are discussed elsewhere in this document and in the documents that are incorporated by reference, could affect the future financial results of Bancorp of New Jersey, Inc. and its subsidiaries and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this document. These factors include, but are not limited, to the following:

•                                          Current economic crisis affecting the financial industry;

•                                          Volatility in interest rates and shape of the yield curve;

•                                          Increased credit risk and risks associated with the real estate market;

•                                          Operating, legal and regulatory risk;

•                                          Economic, political and competitive forces affecting the Company’s business; and

•                                          That management’s analysis of these risks and factors could be incorrect, and/or that the strategies developed to address them could be unsuccessful.

Bancorp of New Jersey, Inc., referred to as “we” or the “Company,” cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and we assume no duty to update forward-looking statements, except as may be required by applicable law or regulation, and except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. We caution readers not to place undue reliance on any forward-looking statements. These statements speak only as of the date made, and we advise readers that various factors, including those

ii

described above, could affect our financial performance and could cause actual results or circumstances for future periods to differ materially from those anticipated or projected.

iii

INFORMATION ABOUT VOTING

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation.  In addition to the use of the mails, proxies may be solicited personally, by telephone or by other electronic means by officers, directors and employees of the Company and its subsidiary, Bank of New Jersey, or the “Bank,” who will not be compensated for such solicitation activities.  Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes the election of six directors to the Company’s board of directors, to serve until the 2014 annual meeting of shareholders and until their successors are elected and qualify, a proposal to approve the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan, and such other matters as may properly come before the annual meeting.  We are not aware of any such other matters that may properly come before the annual meeting at the present time.

Who can vote?

You can vote at the annual meeting if you are a holder of our common stock on the record date.  The record date is the close of business on April 8, 2011. Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on any other matter as may properly come before the annual meeting.  As of April 8, 2011, there were 5,206,932 shares of common stock outstanding and entitled to vote.

How do I vote if shares are held directly in my name?

If you hold your shares in certificate form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•                                          Voting By Mail.  If you choose to vote by mail, complete the enclosed proxy, date and sign it, and return it in the postage-paid envelope provided.

•                                          In Person.  If you choose to vote in person, come to the annual meeting and cast your vote.  If you attend the meeting, you may vote your shares in person even if you have previously submitted a proxy.

•                                          Internet Voting.  If you choose internet voting, visit www.voteproxy.com and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account number shown on your proxy card.

How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?

If you hold your shares in street name or through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting.  Only with a legal proxy from your bank, brokerage firm or other nominee can you cast your vote in person at the annual meeting.

How will my proxy be voted?

If you hold your shares directly in your name, unless you indicate differently on your proxy, we plan to vote signed and returned proxies FOR the election of the board’s director nominees named in this proxy statement, and FOR the approval of the 2011 Equity Incentive Plan.

If you hold your shares of the Company’s common stock in “street name” (that is, through a broker or other nominee), under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters.  Both the election of directors and the approval of the 2011 Equity Incentive Plan are matters on which brokers may not vote without instructions from the beneficial owners of our common stock.  As a result, if you are a beneficial owner and hold shares in street name, but do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors or the approval of the 2011 Equity Incentive Plan, no votes will be cast on your behalf on that matter.

At or after the annual meeting, a judge of judges of elections will tabulate ballots cast by shareholders present and voting in person and votes cast by proxy.

What is a broker non-vote?

A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank or brokerage firm is not permitted to vote those undirected shares on specified matters under applicable stock exchange rules.  Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval.  Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors, the approval of the 2011 Equity Incentive Plan, or other matters submitted to the shareholders.  Shares represented by “broker non-votes” will be counted, however, in determining the number of shares of common stock represented in person or by proxy and entitled to vote.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes.  Any shareholder giving a proxy has the right to attend the annual meeting and vote in person.  A proxy may be revoked prior to the annual meeting if a later-dated proxy or a written revocation is sent to the Company at Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey  07024, Attn.: Secretary, and received prior to the annual meeting.  In addition, a proxy may be revoked at the annual meeting by filing a later-dated proxy or by filing a written notice of such revocation with the Secretary of the Company at the annual meeting prior to the voting of such proxy.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting.  A quorum will be present if at least a majority of the outstanding shares of common stock are represented in person or by proxy at the annual meeting.  Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

How many votes are required for the election of directors?

Directors are elected by a plurality vote of shares of common stock cast in person or by proxy at the annual meeting.  A “plurality” means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the annual meeting.  Because the election of directors is based on a plurality of the votes cast, abstentions and broker non-votes have no effect on the outcome of the vote.  Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect on the result.  Shareholders are not entitled to cumulative voting in the election of directors.

How many votes are required for the approval of the 2011 Equity Incentive Plan?

The affirmative vote of the holders of a majority of the votes cast is necessary for the adoption of the 2011 Equity Incentive Plan.  Abstentions and broker non-votes on the adoption of the 2011 Equity Incentive Plan are not considered votes cast on the proposal and, as such, have no effect on the approval of the proposal.

How many votes are required for any other proposals that may properly come before the annual meeting?

Any other proposals that may properly come before the annual meeting will be approved if a majority of the votes cast are voted in favor of the action, unless the question is one upon which a larger or different vote is required by express provision of law or by our certificate of incorporation or our bylaws.  Abstentions and broker non-votes on such other proposals are not considered votes cast on the proposals and, as such, have no effect on the approval of the proposals.  We are not aware of any such other proposals that may properly come before the annual meeting at the present time.

ELECTION OF DIRECTORS

Our certificate of incorporation and bylaws provide that the number of directors constituting the entire board will be between five and 25, with the exact number to be determined from time to time by the board of directors.  The board has fixed the number of directors constituting the entire board at 18.

Our certificate of incorporation and bylaws also provide that the directors will be divided into three classes, as nearly equal in number as possible, in respect to the time for which they severally hold office.  At each annual meeting of shareholders, only one class of directors is to be elected and each class of directors so elected will serve for a term of approximately three years.

It is intended that the proxies solicited by the board of directors will be voted FOR the six director nominees named below (unless the shareholder otherwise directs).  If, for any reason, any nominee becomes unavailable for election or service on the board, the proxy solicited by the board of directors will be voted for such substituted nominee as is selected by the board of directors.  The board has no reason to believe that any of the named nominees are not available or will not serve if elected.

Nominees For Director - Term Expiring In 2014

The board has nominated incumbent directors Josephine Mauro, Joel Paritz, Christopher Shaari, Anthony Siniscalchi, Mark Sokolich and Diane M. Spinner for reelection to the board of directors at the 2011 annual meeting of shareholders, each to serve until the 2014 annual meeting of shareholders and until his or her successor is elected and qualifies.  Each director nominee has served as a director of the Company and the Bank since their respective organizations.

The names of the director nominees and certain information about them are set forth below:

Josephine Mauro, 78, is a realtor and owner of Mauro Realty Company.  She is an organizer and director of the Bank and the Company since 2006.  She is past President of the Eastern Bergen County Board of Realtors.  Ms. Mauro has been a Director of the New Jersey Association of Realtors, the National Association of Realtors, and the American Lung Association.  She also previously served as a director of Panamerica National Bank.  She has also received distinguished service awards and humanitarian awards from such organizations as Boys Town of Italy, Central New Jersey Lung Association, and the Ferraro Foundation for Science and the Disabled.  Ms. Mauro’s past experience as a director, her commitment to the community, her business acumen, and her knowledge of the local economy and real estate market led to her nomination to serve as a member of the Board of Directors.

Joel P. Paritz, 67, is a Certified Public Accountant with over 35 years experience in all facets of accounting, including external and internal audit of Banks and other financial institutions.  He is President and Head of the Tax and Banking Departments at Paritz & Company, P.A., Hackensack, New Jersey.  He is a member of the New Jersey and New York State Society of Certified Public Accountants and of the American Institute of Certified Public Accountants, Securities and Exchange Commission Practice Section.  He qualifies as an “audit committee financial expert” under the rules and regulations of the SEC, and therefore, has served on the Audit Committee since inception.  He has been an organizer and director of the Bank and the Company since 2006.

Christopher M. Shaari, MD, 43, is an organizer and director of the Bank and the Company since 2006.  He is a practicing physician in the field of Otolaryngology, head and neck surgery.  With offices in Hackensack, New Jersey, he is actively affiliated with Hackensack University Medical Center.  Dr. Shaari serves on the Board of Governors of Hackensack University Medical Center and is Division Chief of Head and Neck Cancer as well as Chairman of the Head and Neck Tumor Board at Hackensack University Medical Center.  Dr. Shaari’s experience and commitment to serve the local community led to his nomination to serve as a member of the Board of Directors.

Anthony Siniscalchi, 52, is a partner and co-founder of A.Uzzo & Co., CPA’s P.C.  He is licensed as a Certified Public Accountant in the states of New York and New Jersey and is a member of the American Institute of Certified Public Accountants and the New York and New Jersey State Society of Certified Public Accountants.  He specializes in the manufacturing, distribution, real estate, and financial services industries.  Mr. Siniscalchi qualifies as an “audit committee financial expert” under the rules and regulations of the SEC, and therefore, qualifies to serve as our Chairman of the Audit Committee.  Mr. Siniscalchi has been an organizer and director of the Bank and the Company since 2006 and has served as Audit Committee Chairman since that time.

Mark Sokolich, 47, is an attorney and Managing Partner of Sokolich & Macri, a Fort Lee, New Jersey law firm.  Mr. Sokolich has represented various banking clients in commercial and residential real estate closing, work-out negotiations, and general research relating to banking law.  He is an organizer and director of the Bank and the Company since 2006.  A life-long Fort Lee resident, he has been Mayor of the Borough of Fort Lee since 2008 and is a former councilman.  He is a member of the Fort Lee Chamber of Commerce and the Fort Lee Rotary Club, as well as a member of the Bergen County and New Jersey Bar Associations.  He is a founder of the Fort Lee Flag Football Association and a director of the Fort Lee Little League.  His legal expertise, knowledge of real estate law and the local real estate market, as well as his commitment to serve the local community led to his nomination for election as a member of the Board of Directors.

Diane M. Spinner, 57, has served as Executive Vice President and Chief Administrative Officer of the Bank and the Company, as well as Corporate Secretary of the Company since 2006.  Ms. Spinner was involved in various aspects of the organizational activities related to the Bank between 2005 and 2006.  She is an organizer and director of the Bank and the Company since 2006.  Ms. Spinner has over 30 years experience in commercial banking, including as President and Chief Executive Officer of Rock Community Bank, Glen Rock, New Jersey.  While serving in various executive banking positions, she has managed various areas of banking activities, including asset/liability management, lending, retail operations, and administration.  Her business, and banking, acumen, her knowledge of the Bergen County community, and her experience led to her nomination for election to serve as a member of the Board of Directors.

Continuing Directors

The names of our directors whose current terms will continue after the 2011 annual meeting of shareholders, and certain information about them, are set forth below:

Term Expiring In 2012

Michael Bello, 47, has been an insurance agent for over 20 years and is President of the Michael Bello Insurance Agency in Cliffside Park, New Jersey.  A lifelong Bergen County resident, he has several real estate investments in Bergen County as well as being an organizer and director of the Bank and the Company since 2006.  He has been a member of the Compensation Committee since inception.  Mr. Bello is a member of the Professional Insurance Agents of New Jersey and a member of several civic and business organizations in the local area.  His business experience, knowledge of the local economy and real estate market, and his service to the local communities supported his election to serve as a member of the Board of Directors.

Jay Blau, 65, is a private investor with a background in institutional sales of securities.  In 1977, he founded Dynamic Designs, which became a world supplier of injection molded plastic, fiberglass and polyurethane foam flower pots to major retailers, to a private equity firm.  Today, he serves as President and CEO of Imperial Sales & Sourcing Inc., a consultant to the retail home and garden distribution industry.  He was an organizer of the Bank and the Company since 2006.  Mr. Blau’s business background and experience led to his election to serve as a member of the Board of Directors.

Albert F. Buzzetti, 71, is Chairman of the Board and Chief Executive Officer of Bancorp of New Jersey, Inc. and Bank of New Jersey, and he has maintained these positions since 2006.  Mr. Buzzetti is an organizer and director of the Bank and the Company and was responsible for organizational activities related to the Bank between 2005 and 2006.  With over 30 years of experience in executive banking positions in New Jersey, he served as President and CEO of Bridge View Bancorp from 1989 until its sale to Interchange Financial Services Corporation in 2003.  He remained with Interchange as Executive Vice President of Interchange Bank until 2004.  A U.S. Army veteran, Mr. Buzzetti has served the local community as a bank executive for over 20 years and has also been a trustee and member of various civic and local organizations.

Albert L. Buzzetti, 42, is an attorney in the states of New York and New Jersey and Managing Partner of A. Buzzetti and Associates, LLC, an Englewood Cliffs, New Jersey law firm.  Mr. Buzzetti represents numerous real estate investors and has represented various banking clients in commercial real estate closings and work out negotiations.  He is an organizer and director of the Bank and the Company and has been a member of the Bank Board’s Loan Committee since inception as well as the Bank Board’s Executive Committee since 2008.  Mr. Buzzetti’s contacts in the business community, business acumen, and knowledge of real estate law and the local real estate market support his election as a member of the Board of Directors.

Gerald A. Calabrese, Jr., 61, is President of Century 21, Calabrese Realty and has been a director of the Bank and the Company since 2007.  Prior to joining the boards of directors of Bancorp of New Jersey, Inc. and Bank of New Jersey, Mr. Calabrese served as a director of Interchange Financial Services Corporation between 2003 and 2007, and as a director of Bridge View Bancorp from 1989 until its sale to Interchange Financial in 2003.  He has served as an Executive Committee member and as a Loan Committee member for Bank of New Jersey since his appointment.  Mr. Calabrese is a member of various local and civic organizations with the Bergen County community.  Mr. Calabrese’s experience as a businessman, his knowledge of the local real estate community, his commitment to the local community, and his past experience as a director of two financial institutions supported his election to serve as a member of the Board of Directors.

Stephen Crevani, 69, is an organizer and director of the Bank and Company since 2006.  Mr. Crevani has been in the reinforced concrete business for over 35 years.  He is the founder, and has been the President, of Aniero Concrete, Hackensack, New Jersey, since 1970.  He is also President of World Towers Building Association and owns and operates a training center for standard-bred horses.  He is a member of the New York and New Jersey Trotting Associations and has received awards from the American Concrete Institute and the New Jersey Concrete Institute.  Mr. Crevani was elected as a member of the Board of Directors based upon his business experience and his knowledge of the local community, including its real estate market.

Term Expiring In 2013

John K. Daily, 53, has over 30 years of experience in the insurance industry, he is President and Chief Operating Officer of C. A. Shea & Company, a commercial surety bonding firm.  He is also President and Organizer of First Founders Assurance Company, a New Jersey licensed insurance company.  He is licensed with the New Jersey and New York State Departments of Insurance and is experienced in dealing with auditors and regulators.  John has served as past president of the Demarest Republican Club and has served the borough as a past member of the Planning Board and Environmental Committee.  As a longtime resident of Bergen County, John participated in several civic and community organizations and activities in our local area.  He is an organizer of the Bank and has been a director of the Bank and the Company since 2006.  He has also been a member of the ALCO/Investment Committee, Audit Committee and Executive Committee.  His experience as a businessman, an underwriter, and an executive of regulated businesses supported his election as a member of the Board of Directors.

Michael Lesler, 40, is President, Chief Operating Officer, and director of Bancorp of New Jersey, Inc. and Bank of New Jersey since June, 2009.  In March 2011, he was appointed as Vice Chairman of the Board of Directors.  He served as Executive Vice President and Chief Financial Officer of the Bank since its inception in May, 2006 and of the Company since its inception in November, 2006.  Mr. Lesler was involved in the organizational activities related to the Bank between August, 2005 and May, 2006.  He served as Senior Vice President of Interchange Capital Corp., a subsidiary of Interchange Financial Services Corporation from May 2003 until August 2005.  Mr. Lesler, who is also a CPA, was employed by Bridge View Bancorp from 1997 until it was acquired by Interchange Financial Services Corporation in May 2003, and served as Senior Vice President and Chief Financial Officer of Bridge View Bancorp.  During his banking career, Mr. Lesler has served in various capacities and has managed all areas of the business, including financial reporting, lending, compliance, asset and liability management, and retail sales.

Anthony M. LoConte, 54, is President and Chief Executive Officer of Anthony L &S, LLC and has been in the business of shoe importing and distribution for over 20 years.  Mr. LoConte also owns and operates his own real estate portfolio, including within the local Bergen County community.  He has been a director and organizer of the Bank and the Company since 2006.  He has served on the Company’s

Compensation Committee since its inception.  Mr. LoConte is a resident of Bergen County and his extensive experience as a real estate investor within the market, his knowledge of the local real estate environment, and his business acumen supported his election as a member of the Board of Directors.

Carmelo Luppino, Jr., 55, has been a real estate developer and general contractor in New Jersey for over 30 years.  He has been the Managing Member of Luppino Homes, LLC since 1989.  He was appointed to the Board of Directors of the Bank and the Holding Company in 2009.  He is an original shareholder of the Bank and the Company.  He has also served the Fort Lee community as a President of their Board of Education.  Mr. Luppino’s business background, knowledge of the local real estate market, and service to the Fort Lee community supported his election to serve as a member of the Board of Directors.

Rosario Luppino, 77, has been a General Contractor and Real Estate Developer in New Jersey for over 50 years.  He is noted for his development of high rise residential developments in Fort Lee and Hackensack, New Jersey.  He is involved in numerous charitable organizations.  He is a member of the Englewood Cliffs, NJ UNITI Club and the Greater Fort Lee Chamber of Commerce, where he is a past Man of the Year recipient.  He has been a director and organizer of the Bank and the Company since 2006.  In considering the combination of Mr. Luppino’s experience as a businessman, his commitment to the local community, and his extensive knowledge of the local real estate market, he led to his election to serve as a member of the Board of Directors.

Howard Mann, 56, has a long background in the lace and textile business.  He has been President of Carolace Industries, Ridgefield, New Jersey since 2000.  A 22 year veteran and former Fire Chief of the Englewood Cliffs Fire Department, he currently serves as Assistant Chief.  He is a past President and current trustee of the Jewish Community Center of Fort Lee.  Mr. Mann is a director and organizer of the Bank and the Company since 2006.  He has held various board committee positions as well as being the current Chairman of the Compliance Committee.  Mr. Mann’s business background and his commitment to the local Fort Lee and Englewood Cliffs communities, as well as the Bergen County community, led to his election to serve as a member of the Board of Directors.

Director Albert L. Buzzetti is the son of Chairman of the Board & CEO, Albert F. Buzzetti.  Director Rosario Luppino is the uncle of Director Carmelo Luppino, Jr.

No director of the Company is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” or subject to the requirements of Section 15(d) of such act, or any company registered as an investment company under the Investment Company Act of 1940.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2014 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIES.

PROPOSAL TO APPROVE THE

BANCORP OF NEW JERSEY, INC. 2011 EQUITY INCENTIVE PLAN

On April 21, 2011, our board of directors adopted the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan (sometimes referred to as the “2011 Plan”), subject to shareholder approval at the annual meeting.  If approved by our shareholders, the 2011 Plan will become effective as of the date of approval.

The board determined to approve the 2011 Plan for the purpose of enabling the Company and the Bank to recruit and retain highly qualified personnel, to provide those personnel with an incentive for productivity, and to provide those personnel with an opportunity to share in the growth and value of the Company.  As of April 8, 2011, only 30,084 shares remain available for the grant of options to officers and employees under our 2006 Stock Option Plan and 43,334 shares remain available for the grant of options under the 2007 Non-Qualified Stock Option Plan for Directors. Accordingly, the Board has reserved 250,000 shares of our common stock for issuance upon the grant or exercise of awards pursuant to the 2011 Plan.  The board believes that the additional shares authorized by the 2011 Plan are needed to ensure the continued availability of equity-based compensation and that the 2011 Plan will enhance the effectiveness of the Company’s equity compensation program by authorizing the award of restricted stock and the use of other stock-based compensation techniques.

A summary of the 2011 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2011 Plan, which is attached to this Proxy Statement as Exhibit A.

Summary of the 2011 Plan

Shares Available and Award Limitations. Subject to adjustment in certain circumstances as discussed below, the 2011 Plan authorizes up to 250,000 shares of our common stock for issuance pursuant to the terms of the 2011 Plan.

If and to the extent awards granted under the 2011 Plan terminate, expire, cancel or are forfeited without being exercised and/or delivered, the shares subject to such awards will again be available for grant under the 2011 Plan. Additionally, if any shares subject to an award are withheld in settlement of any exercise price and/or any tax withholding obligation associated with that award, or if an award is settled for cash, those shares subject to the award will be available for grant under the 2011 Plan.

In the event of any recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction, substitutions or adjustments will be made by the Board to: (i) the aggregate number, class and/or issuer of the securities reserved for issuance under the 2011 Plan; (ii) the number, class and/or issuer of securities subject to outstanding awards; and (iii) the exercise price of outstanding options or stock appreciation rights, in each case in a manner that reflects equitably the effects of such event or transaction.

Administration. The 2011 Plan is administered and interpreted by the Board or by a committee appointed by the Board (a “Committee”). The authority of the Board and any Committee appointed by the Board are co-extensive. Therefore, for the remainder of this discussion, references to the Board will be deemed to include any Committee.

The Board has authority to grant awards under the 2011 Plan and determine the terms of such awards, including the persons to whom awards are to be granted, the type and number of awards to be granted and the number of shares of our common stock to be covered by each award. The Board also specifies the time(s) and conditions upon which awards will be exercisable or settled. The Board is also empowered to interpret the 2011 Plan and any award agreement and to correct any defect, supply any omission and to reconcile any inconsistency contained in the Plan or any award agreement.

Awards. Awards granted under the 2011 Plan may consist of incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. Each award is subject to the terms and conditions set forth in the 2011 Plan and to any other terms and conditions specified by the Board and memorialized in a written award agreement.

Eligibility. Employees, directors, consultants, and other service providers of ours and our affiliates are eligible to participate in the 2011 Plan, provided, however, that only employees of ours or our subsidiaries are eligible to receive incentive stock options.

Stock Options & Stock Appreciation Rights

Stock Options

General. The Board may grant options qualifying as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and/or non-qualified stock options (“NQSOs”).

Term, Purchase Price, Vesting and Method of Exercise of Options. The exercise price of any stock option granted under the 2011 Plan will be the fair market value of such stock on the date the option is granted (or, in the case of ISOs granted to a stockholder that owns more than 10% of the Company’s outstanding common stock, 110% of the fair market value), which as long as our common stock is traded on a national securities exchange, will equal the closing price of our common stock on such exchange on the date of grant.

The Board may determine the option exercise period for each option; provided, however, that the exercise period may not exceed ten (10) years from the date of grant (or, in the case of ISOs granted to a stockholder that owns more than 10% of the Company’s outstanding common stock, five (5) years from the date of grant). Vesting for each option will also be determined by the Board.

Generally, payment of the option price will be made in cash, or with the Board’s consent, in shares of our common stock having a fair market value on the date of exercise equal to the option price, through net-settlement or by such other means as the Board may permit. The participant must pay the option price and the amount of withholding tax due, if any, at the time of exercise.

Stock Appreciation Rights

General. The Board is authorized to grant stock appreciation rights, or SARs, under the 2011 Plan. Upon exercise of a SAR, the participant is entitled to receive an amount equal to the difference between the fair market value of our common stock underlying the SAR on the date of exercise and the fair market value of our common stock underlying the SAR on the date of grant. Such amount may be paid in cash and/or shares of our common stock, as determined by the Board.

Term and Vesting.  Unless otherwise specified in the award agreement, the term of SARs granted under the 2011 Plan will be ten (10) years.  The Board will determine the vesting schedule of SARs.

Effects of Termination of Service with Us.  Generally, unless provided otherwise in the award agreement or determined by the Board, any portion of an option or SAR that is not exercisable upon termination of service will expire immediately upon such termination.  The right to exercise any vested option or SAR, or portion thereof, expires ninety (90) days following termination of the participant’s relationship with us for reasons other than death, disability or termination for “cause” as defined in the 2011 Plan. If the participant’s relationship with us terminates due to death or disability, unless provided otherwise in the award agreement or determined by the Board, the right to exercise an option or SAR will terminate on the earlier of one year following such termination or the original expiration date. If the participant’s relationship with us is terminated for “cause,” any option or SAR not already exercised will automatically be forfeited as of the date of such termination.

Restricted Stock Awards

The Board may issue restricted shares of our common stock under the 2011 Plan. A restricted stock award is an award of shares that will vest based on the occurrence of a condition specified by the Board (such as the completion of a period of service or attainment of a performance goal). Unless provided otherwise in the award agreement or determined by the Board, if a participant’s service terminates before the vesting condition is fulfilled, the shares will be forfeited. While the shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares. An award of restricted stock entitles the participant to the right to vote the shares.  Unless otherwise determined by the Board, a participant will not have the right to receive any dividends and distributions while the shares underlying a restricted stock award remain restricted.

Restricted Stock Units

The Board may issue restricted stock units, or RSUs, under the 2011 Plan. An RSU is a contractual promise to issue shares (or pay the value of shares) at a specified future date, subject to fulfillment of vesting conditions specified by the Board. An RSU award carries no voting or dividend rights or other rights associated with stock ownership. An RSU award may be settled in shares of our common stock, cash, or in any combination of common stock and cash, as determined by the Board.  Unless provided otherwise in the award agreement or determined by the Board, upon a participant’s termination of service, any unvested RSUs will be automatically forfeited.

Performance Awards

The Board may grant performance awards under the 2011 Plan, which may be denominated as a number of shares (up to 150,000) of our common stock, a dollar amount (up to $1,000,000), or a specified number of other awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted, settled or becoming vested under the 2011 Plan, or as a condition to accelerating the timing of such events.

The performance criteria associated with a performance award will be based on one or more of the following: (1) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earning per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or returned on invested capital, after-tax or pre-tax return on stockholders’ equity, the price of the Company’s common stock or a combination of the foregoing; (2) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, the Company’s bank debt or other public or private debt or financial obligations; (3) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and (4) any other objective business criteria that would not cause a performance award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code.

Performance goals may be established on a Company-wide basis, or with respect to one or more business units, divisions, affiliates or products. In addition, performance goals may be established in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

The Board or Committee may provide, at the time a performance goal is established, that adjustments will be made to the applicable performance goal to take into account, in the manner specified by the Board or Committee, the impact of one or more of the following: (1) gain or loss from all or certain claims and/or litigation and insurance recoveries; (2) the impairment of tangible or intangible assets; (3) stock-based compensation expense; (4) restructuring activities reported in the Company’s public filings; (5) investments, dispositions or acquisitions; (6) loss from the disposal of certain assets; (7) gain or loss from the early extinguishment, redemption, or repurchase of debt; (8) changes in accounting principles; or (9) any other item, event or circumstance that would not cause a performance award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code.  Each of the adjustments described in this paragraph may relate to the whole Company or to any subsidiary, division or other operational unit of the Company, as determined by the Board or Committee at the time the performance goals are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Board or Committee. Finally, adjustments will be made as necessary to any business criteria related to our stock to reflect changes in corporate capitalization, such as stock splits and reorganizations.

The adoption, disclosure and approval of the foregoing performance criteria are intended to enable the issuance of awards that will constitute “qualified performance-based compensation” exempt from the deduction limitations of Section 162(m) of the Code.

Amendment and Termination of the 2011 Plan

The Board may amend, alter or discontinue the 2011 Plan at any time; provided however, that any amendment that increases the aggregate number of shares of our common stock that may be issued under the 2011 Plan or modifies the requirements as to eligibility for participation, will be subject to approval by our stockholders.

The 2011 Plan will not expire on any particular date. The Board may continue to grant awards so long as shares remain available, provided that no new ISOs will be granted after the 10th anniversary of the date the 2011 Plan was approved by our stockholders (or, if the stockholders approve an amendment that increases the number of shares subject to the 2011 Plan, the 10th anniversary of the date of such approval).

Change in Control

In the event of our change in control, the Board has discretion to, among other things, accelerate the vesting of outstanding awards, cancel unexercised options or unvested awards, cash out outstanding awards or exchange outstanding awards for similar awards of a successor company. A “change in control” will be deemed to have taken place upon:

•                                          any person becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power of the Company;

•                                          a merger, reorganization, share exchange or consolidation of the Company where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger, reorganization, share exchange or consolidation, at least a majority of the voting power of the resulting entity;

•                                          the sale or other disposition of all or substantially all of the assets of the Company; or

•                                          a liquidation or dissolution of the Company, or any other event deemed to constitute a change in control for purposes of the 2011 Plan.

Federal Income Tax Consequences of Awards Granted under the 2011 Plan

Set forth below is a general description of the federal income tax consequences relating to awards granted under the 2011 Plan, based on the federal income tax rules in effect on the date hereof. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

NQSOs. There are no federal income tax consequences to participants or to us upon the grant of a NQSO. Upon the exercise of a NQSO, participants will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO and we generally will be entitled to a corresponding federal income tax deduction at that time. Shares issued upon the exercise of a NQSO will have a tax basis equal to their fair market value on the date of exercise, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

ISOs. Participants will not be subject to federal income taxation upon the grant or exercise of an ISO and we will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is an item of tax preference subject to the alternative minimum tax. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss equal to the difference between the amount realized on the sale and the option exercise price and we will not be entitled to any tax deduction in connection therewith.

If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant, referred to as a disqualifying disposition, the participant generally will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess of the amount realized on the sale of the shares over the exercise price. We generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the participant.

SARs. The participant will not recognize any income upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income equal to the value of the shares of our common stock and/or cash received upon such exercise, and we will be entitled to a corresponding deduction. Any shares received in connection with the exercise of a SAR will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Restricted Stock. A participant normally will not recognize taxable income upon the award of restricted stock, and we will not be entitled to a deduction, until such stock is transferable by the participant or is no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the shares of our common stock subject to the award are either transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares of our common stock at that time and the amount paid by the participant for the shares, if any. We will be entitled to a deduction equal to the income recognized by the participant.

A participant may, however, elect to recognize ordinary income in the year the restricted stock is awarded in an amount equal to the difference between the fair market value of the shares of common stock at that time, determined without regard to any restrictions, and the amount paid by the participant for the shares, if any. In this event, we will be entitled to a deduction equal to the amount recognized as compensation by the participant in the same year. In addition, in this event, the participant will not be required to recognize any taxable income upon vesting of the shares. If, after making the election, any shares subject to the award are forfeited, the participant will not be entitled to any tax deduction or refund with respect to taxes previously paid.

In either case, the tax basis of shares subject to a restricted stock award will be equal to their fair market value on the date the participant recognizes ordinary income with respect to the award, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

RSUs. A participant will not recognize taxable income upon the grant of an RSU. At the time shares and/or cash are paid to a participant in settlement of the RSU, the participant will recognize ordinary income equal to the value of the shares and/or cash and we will be entitled to a congruent deduction. Any shares issued in settlement of an RSU award will have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Performance Awards. If a performance award is settled by the issuance of unrestricted shares of our common stock, the participant receiving the shares will recognize ordinary income equal to the value of the shares at the time of issuance and we will be entitled to a corresponding deduction. Those shares will then have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

If a performance award is settled by the issuance of another type of award under the 2011 Plan, the tax consequences of that other award will be the same as described above with respect to the relevant type of award.

Section 162(m)

Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the issuer’s proxy statement, excluding the issuer’s principal financial officer). “Qualified performance-based compensation” is not counted against the $1,000,000 deductibility limit. Under the 2011 Plan, options or SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, awards that are conditioned upon achievement of certain performance goals may satisfy the requirements for treatment as “qualified performance-based compensation.” A number of other requirements must be met, however, in order for those awards to so qualify. Accordingly, there can be no assurance that awards under the 2011 Plan will be fully deductible under all circumstances.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE BANCORP OF NEW JERSEY, INC. 2011 EQUITY INCENTIVE PLAN.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

The Company’s common stock is listed on the NYSE Amex LLC exchange (formerly the American Stock Exchange).  Accordingly, we have determined the independence of the members of our board of directors and board committees by reference to the listing standards of NYSE Amex.  Under these independence standards, Michael Bello, Jay Blau, Gerald A. Calabrese, Jr., Stephen Crevani, John K. Daily, Anthony M. Lo Conte, Carmelo Luppino, Rosario Luppino, Howard Mann, Josephine Mauro, Joel P. Paritz, Christopher M. Shaari, Anthony Siniscalchi and Mark Sokolich were determined to be independent, and all of the members of our audit and compensation committees were determined to be independent, including, in the case of the audit committee members, the additional independence requirements that apply to members of the audit committee.  During 2010 and for the director nominations for the 2011 annual meeting, all of the independent members of the board of directors functioned as the Company’s nominating committee.  In determining independence, the board considered certain amounts paid for legal, insurance agency and appraisal services and office space provided by certain directors or entities in which they have interests, and determined that such transactions and relationships would not interfere with the directors’ exercise of independent judgment in carrying out the responsibilities of a director.  The members of the board who were determined to be not independent were Albert F. Buzzetti, Michael Lesler, Albert L. Buzzetti and Diane M. Spinner, as Albert F. Buzzetti, Michael Lesler and Diane M. Spinner are employees of the Company and the Bank, and Albert L. Buzzetti is the son of Albert F. Buzzetti.

Board Meetings

During 2010, the board of directors held 12 meetings.  Additionally, there were 2 meetings of the independent directors.  All of our directors attended at least 75% of board meetings and meetings of committees of the board on which such directors served.

We have no formal policy with respect to director attendance at our annual meeting of shareholders.  All of our directors attended the Bank’s 2010 annual meeting of shareholders.

Board Leadership Structure and Role in Risk Oversight

Bancorp of New Jersey, Inc. and Bank of New Jersey are led by Albert F. Buzzetti, who has served as Chairman and Chief Executive Officer since 2006.  The boards of directors of both the Company and the Bank are comprised of Mr. Buzzetti and 17 other directors, of whom 14 are independent under NYSE Amex listing requirements.  The independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.  John K. Daily, one of our independent directors, has been selected to lead those meetings.

The Company board of directors has standing audit and compensation committees, the members of which are independent.  During 2010, the Company board of directors designated a governance committee.  The board of directors of the Bank has also designated several standing committees, including an executive committee, loan committee, and asset/liability committee.  Each committee of the Company and the Bank oversees risk within its area of responsibility.  For example, the audit committee oversees risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters, the loan committee oversees risks relating to our lending activities, and the asset/liability committee oversees risks relating to liquidity and interest rates.  Our board of directors and executive committee oversee all identified material risks and are responsible for risk management.  Our full board engages in discussions of risk management and receives any reports on risk from executive management, other company officers, and from board committees as appropriate.

We have employed this same basic leadership structure since the approval of the Bank’s charter in 2006.  We believe that this leadership structure has been effective.  We believe that having a combined Chairman/CEO and a significant majority of independent directors provides the right form of leadership.  We have a single leader for our Company who can present a consistent vision, and is seen by our customers, business partners, investors, regulators, and other stakeholders as providing strong leadership for Bancorp of New Jersey, Inc. and Bank of New Jersey, and in our industry.  We believe that our Chairman/CEO, together with our board of directors and committee structure, provide effective oversight of the risk management function.

Compensation As It Relates to Risk Management

The Compensation Committee oversees compensation policy and the compensation packages of our executive officers.  Other than our equity incentive plans, and option awards under those plans, we do not have any incentive based compensation.  The Compensation Committee did review the compensation of our executive officers and none individually, or taken together, was reasonably likely to have a materially adverse effect on the Company and no compensation was determined to be excessive.  No other forms of compensation were considered to encourage undue or unwarranted risk.

Board Committees

The board of directors of the Company conducts much of its business through committees of the board.  During 2010, the board maintained standing audit and compensation committees, and also designated a governance committee.  The independent members of the board of directors functioned as the Company’s nominating committee in 2010 and in connection with nominations for the 2011 annual meeting.

Audit Committee

The audit committee of the board of directors consisted of Directors Siniscalchi (Chair), Daily, Mauro and Paritz during the fiscal year ended December 31, 2010.  Each member of the audit committee was independent under the requirements of NYSE Amex relating to audit committee members.  The board of directors has determined that each of Messrs. Siniscalchi and Paritz qualifies as an “audit committee financial expert,” as defined under the rules of the Securities and Exchange Commission, or “SEC.”  The audit committee met 13 times in 2010.

The board of directors of the Company has designated a standing audit committee.  The audit committee has adopted a formal charter, a current copy of which is available at the Company’s website at www.bonj.net.  The primary duties of the audit committee are:

•                                          making suitable periodic examinations into the affairs of the Company, or causing such examinations to be made, including whether the Company is in a sound and solvent condition and whether adequate internal audit controls and procedures are being maintained;

•                                          recommending to the board such changes in the manner of doing business or conducting the affairs of the Company as shall be deemed advisable;

•                                          upon its own recommendation, employing a qualified firm of certified public accountants to make an audit and examination of the affairs of the Company at least once in each calendar year;

•                                          reviewing in detail all examinations of Federal and state regulatory authorities;

•                                          reviewing any changes in accounting policy proposed by management, the internal auditors or the certified public accountants;

•                                          making appropriate reports of its activities to the full board of directors;

•                                          reviewing quarterly and annual financial statements;

•                                          managing the risk management process in conjunction with the full board of directors and the Executive Committee; and

•                                          reviewing and approving related party transactions.

Audit Committee Report

In accordance with SEC regulations, the audit committee has prepared the following report.  As part of its ongoing activities, the Audit Committee has:

•                                          reviewed and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2010, with management;

•                                          discussed with ParenteBeard, LLC the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended; and

•                                          received the written disclosures and letter from ParenteBeard, LLC required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, and discussed with BMC its independence.

Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the Company’s annual report on Form 10-K, as filed with the SEC on March 31, 2011.

Submitted by the Audit Committee:

Anthony Siniscalchi, Chair
John K. Daily
Josephine Mauro
Joel P. Paritz

March 31, 2011

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Compensation Committee

During 2010, the compensation committee of the board of directors consisted of Directors Shaari (Chair), Bello, Blau, and Lo Conte and met 3 times.

The compensation committee has not adopted a formal charter.  The primary duties of the compensation committee are:

•                                          adopting compensation policy;

•                                          reviewing and evaluating the compensation of the directors and executive officers, and recommending any modification in any such compensation;

•                                          requiring regular salary and benefit surveys comparing the Company with its competitors; and

•                                          approving all changes in the compensation package of executive officers.

Compensation Processes and Procedures

Our board of directors has delegated the sole authority to set the compensation of our executive officers to the compensation committee.  While the committee may seek input from the chief executive officer with respect to the compensation of other executive officers, the committee may not delegate the authority to set the compensation of executive officers.  The compensation committee may retain, but has not retained, a compensation consultant.

Nominations and Shareholder Communications

Nomination Process

The Bank commenced operations in May 2006 and adopted a holding company structure in July 2007.  With three exceptions, the current board of directors of the Company remains comprised of organizers of the Bank.  For this reason, the board has not yet designated a nominating committee to consider new director nominees.  Until the board does designate such a committee, the independent members of the board of directors will participate in the consideration of director nominees.

The board of directors will consider director candidates recommended by shareholders.  Any shareholder who wishes to recommend a director candidate for consideration may send notice to Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, Attention: Albert F. Buzzetti, Chairman of the Board.  The notice should contain the information described in the section titled, “Shareholder Proposals,” on page 28.  The board shall give director candidates recommended by shareholders the same consideration as director candidates recommended by other sources.

Minimum Qualifications

Our bylaws set forth certain minimum qualifications with respect to individuals who may serve on our board of directors.  Generally, a person is not qualified to serve as a director if he or she:

•                                          is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty, breach of trust or money laundering;

•                                          is a person against whom a federal or state bank regulatory agency has issued a cease and desist order for conduct involving an unsafe or unsound practice in conducting the affairs of an insured depository institution, dishonesty, breach of trust, or money laundering, which order is final and not subject to appeal;

•                                          has been found, in a final and unappealable decision by any federal or state regulatory agency or by any court, to have breached a fiduciary duty involving personal profit, or committed a reckless or willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency;

•                                          is a member of a group (within the meaning of section 13(d)(3) of the Exchange Act) which includes a member who would be disqualified from serving as a director of the Company for one of the reasons set forth above; or

•                                          is a party (either directly or through an affiliate) to litigation or an administrative proceeding adverse to the corporation or any subsidiary of the corporation.

Shareholder Communications

Any shareholder who desires to send communications to our board of directors or to individual directors may do so by directing his or her communication to the following address:  Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, Attention: Albert F. Buzzetti, Chairman of the Board.  All shareholder communications, other than any communications we believe may pose a security risk, will be sent directly to board members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 8, 2011, certain information concerning the ownership of shares of the common stock by any person who is known by us to own beneficially more than five percent of the issued and outstanding common stock, each director of the Company, each “named executive officer” identified below in the section captioned “Executive Compensation” on page 22, and all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned+	Percentage of Ownership++
Michael Bello(1)	81,000	1.55%
Jay Blau(2)	84,000	1.61%
Albert F. Buzzetti(3)	107,938	2.07%
Albert L. Buzzetti(4)	60,100	1.15%
Gerald A. Calabrese, Jr.(5)	54,828	1.05%
Stephen Crevani(6)	158,000	3.02%
John K. Daily(7)	61,880	1.18%
Michael Lesler(8)	36,330	*
Anthony M. Lo Conte(9)	92,000	1.76%

Name	Number of Shares Beneficially Owned+	Percentage of Ownership++
Carmelo Luppino, Jr.	16,500	*
Rosario Luppino(10)	152,720	2.92%
Howard Mann(11)	63,650	1.22%
Josephine Mauro(12)	152,700	2.92%
Joel P. Paritz(13)	42,500	*
Christopher M. Shaari, MD(14)	78,800	1.51%
Anthony Siniscalchi(15)	68,900	1.32%
Mark Sokolich(16)	53,500	1.02%
Diane M. Spinner(17)	63,499	1.21%
Leo J. Faresich(18)	42,000	*
All directors and executive officers as a group (19 persons).	1,470,845	26.05%

*                 Less than one percent (1.00%)

+                 Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock.  All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.

++          Shares beneficially owned include options to purchase shares which are currently exercisable or which will be exercisable within 60 days of April 8, 2011.  Percentage calculations presume that the identified individual or group exercise all of his, her or their respective warrants and options and that no other holders of warrants or options exercise their warrants or options.

(1)          Includes options to purchase 26,000 shares.

(2)          Includes options to purchase 26,000 shares.

(3)          Includes options to purchase 20,000 shares.

(4)          Includes 1,100 shares owned by child and options to purchase 26,000 shares.

(5)          Includes shares held by children and options to purchase 6,000 shares.

(6)          Includes 66,000 shares owned by Mr. Crevani’s wife and options to purchase 26,000 shares.

(7)          Includes 1,650 shares owned jointly with Mr. Daily’s wife and children and options to purchase 26,000 shares.

(8)          Includes options to purchase 31,000 shares.

(9)          Includes options to purchase 26,000 shares.

(10)    Includes 125,466 shares owned by Mr. Rosario Luppino’s wife, family trusts and a company he controls and options to purchase 19,334 shares.

(11)    Includes 24,750 shares owned by a family partnership which Mr. Mann controls; 2,550 shares owned by Mr. Mann’s son; and options to purchase 26,000 shares.

(12)    Includes options to purchase 26,000 shares.

(13)    Includes options to purchase 26,000 shares.

(14)    Includes 44,000 shares owned by a partnership controlled by Dr. Shaari and options to purchase 26,000 shares.

(15)    Includes 8,800 shares held in custodial accounts controlled by Mr. Siniscalchi and options to purchase 26,000 shares.

(16)    Includes options to purchase 26,000 shares.

(17)    Includes options to purchase 20,000 shares.

(18)    Includes options to purchase 31,000 shares.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The following table sets forth the name and office of each current executive officer of the Company.  Select biographical information concerning these individuals appears below the table.  The executive officers are appointed to their respective offices annually.

Name	Position
Albert F. Buzzetti	Chairman and Chief Executive Officer
Michael Lesler	Vice Chairman, President and Chief Operating Officer
Leo J. Faresich	Executive Vice President and Chief Lending Officer
Diane M. Spinner	Executive Vice President and Chief Administrative Officer

See page 5 for a description of the business background of Mr. Buzzetti; page 6 for a description of the business background of Mr. Lesler; and page 4 for a description of the business background of Ms. Spinner.

Leo J. Faresich, 68, has served as Executive Vice President and Chief Lending Officer of the Bank since May 2006 and of the Company since November 2006.  Beginning in 1999, Mr. Faresich was employed by Greater Community Bancorp, Totowa, New Jersey, and served as its Executive Vice President and Chief Lending Officer from 2003 to September 2005, at which time he was engaged in connection with the organizational activities of the Bank.

Executive Compensation

The Company’s principal executive officer is Albert F. Buzzetti, Chairman and Chief Executive Officer.  Mr. Buzzetti, together with, Michael Lesler, Vice Chairman, President and Chief Operating Officer, Leo J. Faresich, Executive Vice President and Chief Lending Officer, and Diane M. Spinner, Executive Vice President and Chief Administrative Officer, are sometimes referred to as the “named executive officers.”  The following tables and narratives set forth certain information regarding the compensation of our named executive officers.

2010 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)*	Total ($)
Albert F. Buzzetti,	2010	129,465	35,000	19,135	183,600
Chairman & CEO	2009	205,000	35,000	33,961	273,961

Michael Lesler,	2010	200,000	25,000	19,785	244,785
Vice Chairman,	2009	185,000	25,000	25,688	235,688
President & COO

Leo J. Faresich,	2010	185,000	5,000	15,774	205,774
Executive VP & CLO	2009	185,000	25,000	27,604	237,604

Diane M. Spinner,	2010	95,227	25,000	16,950	137,177
Executive VP & CAO	2009	124,000	25,000	14,377	163,377

*                 Includes payments made to the named executive officers for automobile allowances, reimbursements for unused vacation, and the discretionary employer matching 401-k contribution.

We offer each of our named executive officers a competitive salary, a change in control agreement, option awards and benefits typical of an organization like the Company, which are offered to our employees, generally, such as medical insurance, group term life insurance and a 401(k) plan, as well as an automobile allowance.  Bonus amounts represent purely discretionary compensation which is approved by the Compensation Committee.  We also have entered into change in control agreements with each of our named executive officers.  Those agreements are discussed below under the heading, “Change In Control Agreements.”

Options awards are intended to align the personal financial interests of our named executive officers with those of the Company, and to encourage our named executive officers to remain employed by the Company by providing them with a long term interest in our overall performance, as reflected by the performance of our common stock.  In 2006, option awards were made primarily to attract talented management to, and to remain with, the Company.  Accordingly, awards were made shortly after our 2006 Stock Option Plan was approved by our shareholders in October 2006.  Each named executive officer received an option award to purchase 22,000 shares of our common stock at an exercise price of $9.09 per share, as adjusted following our ten percent (10%) stock distribution in January 2007 and two for one stock split in December 2007.  The referenced option awards were immediately exercisable with respect to fifty percent (50%) of the shares underlying the options and became exercisable with respect to the remaining fifty percent (50%) of the shares underlying the options on the first anniversary of the grant date, or November 1, 2007.

During November 2007, each named executive officer received an option award to purchase 15,000 shares of common stock at an exercise price of $11.50 per share, as adjusted for the two for one stock split in December 2007.  These options vest equally over a 5 year period.

Outstanding Equity Awards at December 31, 2010

	Option Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date
Albert F. Buzzetti	9,000	6,000	*	11.50	12/1/17
	11,000	—		9.09	11/1/16

Michael Lesler	9,000	6,000	*	11.50	12/1/17
	22,000	—		9.09	11/1/16

Leo J. Faresich	9,000	6,000	*	11.50	12/1/17
	22,000	—		9.09	11/1/16

Diane M. Spinner	9,000	6,000	*	11.50	12/1/17
	11,000	—		9.09	11/1/16

*                 Option award vests in equal annual amounts over a five year period ending December 1, 2012.

Change In Control Agreements

We have entered into change in control agreements with each of our named executive officers and each such agreement is on substantially similar terms.  Under the terms of the agreements, a named executive officer may receive a change in control payment in the event that he or she terminates his or her employment within 90 days following a change in control.  As used in the agreement, a “change in control” means:

•                                          Any person acquiring securities representing more than 50% of the voting power of the securities of the Company or the Bank;

•                                          Any sale of all or substantially all of the assets of the Company or the Bank to a third party;

•                                          Any reorganization, merger, consolidation or similar transaction, unless the shareholders immediately prior to any such transaction hold securities representing a majority of the voting power of the entity surviving the transaction and the directors immediately prior to the transaction represent a majority of the directors of the entity surviving the transaction; and

•                                          Any other event designated a “change in control” by our board of directors.

The change in control payment which any named executive officer would be entitled to receive under his or her agreement would be a lump sum equal to 2.9 times the highest annual base salary he or she received in the year of termination and the two years immediately preceding.  Assuming the triggering events for the change in control payments occurred on December 31, 2010, the estimated change in control payments which Mr. Buzzetti, Mr. Lesler, Mr. Faresich and Ms. Spinner would be entitled to receive would be $594,500, $580,000, $536,500 and $359,600, respectively.  Any change in control payment would be made within 30 days following the recipient’s date of termination.

Director Compensation

The following table sets forth certain information concerning the compensation of our directors for our fiscal year ended December 31, 2010.

2010 Director Compensation

Name*	Fees Earned or Paid in Cash ($)
Michael Bello	5,500
Jay Blau	8,000
Albert L. Buzzetti	9,750
Gerald A. Calabrese, Jr.	9,250
Stephen Crevani	6,000
John K. Daily	10,250
Armand Leone, Jr., MD, JD*	10,750
Anthony M. Lo Conte	5,750
Carmelo Luppino, Jr.	9,500
Rosario Luppino	5,750
Howard Mann	8,500
Josephine Mauro	9,750
Joel P. Paritz	10,000
Christopher M. Shaari, MD	5,750
Anthony Siniscalchi	9,750
Mark Sokolich	9,250

*                 At December 31, 2010, each non-employee director other than Mr. Calabrese, Mr. Carmelo Luppino, Jr., and Mr. Rosario Luppino had 30,000 options outstanding, 20,000 of which were granted in October, 2007, are fully vested and expire on 10/1/2017, and 10,000 of which were granted in December, 2007, vest over 5 years and expire on 12/1/2017.  At December 31, 2010, Mr. Calabrese has 10,000 options outstanding, all of which were granted in December, 2007, vest over 5 years, and expire on 12/1/2017.  At December 31, 2010, Mr. Rosario Luppino had 23, 334 options outstanding, 20,000 of which were fully vested and the remaining options expire on 12/1/2017.  All options granted to directors have an exercise price of $11.50 per option.

**          Dr. Leone resigned from the board of directors on March 24, 2011.

The only payments made to directors during 2010 were cash fees paid for attendance at board meetings.  Non-employee directors received $600.00 per each attendance at board meetings and $300.00 for each attendance at committee meetings.  There was no other compensation to directors during 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has made, and expects to continue to make, loans in the future to our directors and executive officers and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests.  All such loans require the prior approval of our board of directors.  None of such loans are, as of the date of this proxy statement, or were at December 31, 2010, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features.

The Bank is currently considering a proposed lease transaction with a limited liability company, which is managed and wholly owned by our director, Gerald A. Calabrese, Jr.  The subject premises would be used for a new Bank branch.  As proposed, the lease would be for an initial term of five years at a base rent of $13,333 per month, or $799,980 in the aggregate, plus real estate taxes and common area maintenance.

Except as described above, there were no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Our code of conduct and ethics and our policies and procedures related to the approval of loans set forth our policies and procedures for the review, approval, or ratification of any transactions with related persons.  Any transaction that involves the purchase from, sale to, or joint ownership with, a related person, of an interest in real or personal property must receive any required approvals of regulatory authorities confirming that the terms of such transactions are fair to, and in the best interests of the Company or the Bank; be supported by an independent appraisal not prepared by a related person or an employee of the Company or the Bank; and be approved in advance by a resolution duly adopted, with full disclosure, by our audit committee. Any extension of credit to a related person must be approved in advance by a resolution duly adopted after full disclosure by a majority of the entire board of directors of the Bank, with each interested director abstaining from participating, directly or indirectly, in the vote.  All other transactions not expressly described in our code of conduct and ethics, in which any related person will have a direct or indirect material interest, are subject to review and approval by our audit committee.

CODE OF ETHICS

We have adopted a code of conduct and ethics that applies to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers.  Our code of conduct and ethics is available under the heading, “Corporate Governance,” at our Internet website, www.bonj.net.

AUDIT-RELATED INFORMATION

Relationship with Independent Auditors

The audit committee selected ParenteBeard LLP as the independent registered public accounting firm for the Company for the fiscal years ended December 31, 2010 and 2009.  We have approved ParenteBeard LLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.  ParenteBeard LLC has advised the Company that one or more of its representatives will be present at the 2011 annual meeting to make a statement if they so desire and to respond to appropriate questions.

The following table presents the aggregate fees, billed or expected to be billed, by ParenteBeard LLC, the Company’s principal accountant, for the fiscal years ended December 31, 2010 and 2009.

Fee Category	2010 Fees	2009 Fees
Audit Fees (1)	$101,000	$95,050
Audit-Related Fees (2)	—	—
Tax Fees (3)	$14,000	$13,000
All Other Fees (4)	—	—
Total Fees	$115,000	$108,050

(1)          Audit Fees consist of the aggregate fees billed for professional services rendered by ParenteBeard LLC for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q, or services that are normally provided by ParenteBeard LLC in connection with statutory and regulatory filings or engagements.

(2)          Audit-Related Fees consist of the aggregate fees billed for assurance and related services by ParenteBeard LLC that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”  There were no audit-related fees paid during 2010 or 2009.

(3)          Tax Fees consist of the aggregate fees billed for professional services rendered by ParenteBeard LLC for tax compliance, tax advice, and tax planning.  The services comprising the fees disclosed under this category include the preparation of state and federal tax returns as well as assisting with calculating estimated tax payments.

(4)          All Other Fees consist of the aggregate fees billed for products and services provided by ParenteBeard LLC, other than the services reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”  There were no fees paid for all other fees during 2010 or 2009.

The audit committee’s charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by the independent registered accounting firm of the Company, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the audit committee prior to the completion of the audit.  The policy requires that all services to be performed by ParenteBeard LLC, including audit services, audit-related services and permitted non-audit services, be pre-approved by the audit committee.  The chairperson of the audit committee is authorized to execute any engagement letter or agreement with ParenteBeard LLC for and on behalf of the Company.  All services rendered by ParenteBeard LLC are permissible under applicable laws and regulations, and the audit committee pre-approved all audit, audit-related and non-audit services performed by ParenteBeard LLC during 2010.  The audit committee has considered whether the provision of services after the audit services (as specified above) is compatible with maintaining ParenteBeard LLC’s independence and has determined that provision of such services has not adversely affected ParenteBeard LLC’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC.  Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2010, each of the Company’s officers, directors, and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable to him or it.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of the end of the fiscal year ended December 31, 2010, with respect to compensation plans under which the Company is authorized to issue shares of common stock.

Plan Category	Number of Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column
Equity Compensation Plans approved by security holders 2006 Stock Option Plan	187,900	$10.26	30,084
2007 Non-Qualified Stock Option Plan for Directors	414,668	$11.50	43,334
Equity compensation plans not approved by security holders	—	—	—
Total	602,568	$11.11	64,018

The 2006 Stock Option Plan and the 2007 Non-Qualified Stock Option Plan for Directors were approved by the shareholders of the Bank and assumed by the Company in connection with the holding company reorganization, which also was approved by the shareholders of the Bank, in July 2007.

SHAREHOLDER PROPOSALS

Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of the Company who was a shareholder of record at the time of the notice for the annual meeting, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in our bylaws.

For director nominations or other proposals to be properly brought before the 2012 annual meeting by a shareholder, the shareholder must give written notice to the Secretary of the Company at Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, by March 26, 2012, and any proposal other than a director nomination must be a proper matter for shareholder action, and not otherwise excludable under the rules and regulations of the SEC.  In order for a shareholder proposal other than a director nomination to be included in the Company’s proxy statement for the 2012 annual meeting of shareholders, in addition to meeting all of the requirements set forth in our bylaws, and all requirements of applicable securities laws, the Company must receive the proposal by December 24, 2011.

A shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a member of the board of directors: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of members of the board of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act, (2) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (3) the consent of each such person to being named in the proxy statement as a nominee and to serving as a member of the board of directors if so elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner; (2) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner; and (3) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

REPORTS AND OTHER DOCUMENTS

Annual Report

A copy of the Company’s 2010 Annual Report to Shareholders accompanies this proxy statement.  On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on April 8, 2011, the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner.  Additionally, our proxy statement, annual report to shareholders, and proxy card are available on our website at www.bonj.net.  Requests should be directed to the attention of the Secretary of the Company at Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey  07024.

Security Holders Sharing an Address

Only one copy of this proxy statement and the accompanying 2010 Annual Report to Shareholders is being delivered to multiple shareholders sharing an address unless we have previously received contrary instructions from one or more of such shareholders.  On written or oral request to the Secretary of the Company at Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey  07024, (201) 944-8600, we will deliver promptly a separate copy of this proxy statement and the accompanying 2010 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered.  Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary of the Company at the address and telephone number set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

DIANE M. SPINNER
Secretary

Exhibit A

BANCORP OF NEW JERSEY, INC.

2011 EQUITY INCENTIVE PLAN

Section 1.  Purpose; Definitions.  The purposes of the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan (the “Plan”) are to enable Bancorp of New Jersey, Inc. (the “Company”) and its Affiliates to recruit and retain highly qualified personnel, to provide those personnel with an incentive for productivity and to provide those personnel with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

1.1.          “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

1.2.          “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.  For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Board.

1.3.          “Award” means an award of Options, SARs, Restricted Stock, Restricted Stock Units or Performance Awards made under this Plan.

1.4.          “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

1.5.          “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints one or more Committees to perform some or all of the Board’s administrative functions hereunder, references to the “Board” will be deemed to also refer to the Committee in connection with matters to be performed by that Committee.

1.6.          “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; or (iv) a material breach of any agreement with or duty owed to the Company or any of its Affiliates.  Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

1.7.          “Change in Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company’s then outstanding securities; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) any similar event deemed by the Board to constitute a Change in Control for purposes of this Plan.

1.8.          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

1.9.          “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

1.10.        “Director” means a member of the Board.

1.11.        “Disability” means a condition rendering a Participant Disabled.

1.12.        “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

1.13.        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.14.        “Fair Market Value” means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the closing price for a Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Shares selected from time to time by the Company for that purpose.  Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Board, such determination by the Board to be final conclusive and binding.

1.15.        “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

1.16.        “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m).

1.17.        “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

1.18.        “Option” means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.

1.19.        “Parent” means, in respect of the Company, a “parent corporation” as defined in Sections 424(e) of the Code.

1.20.        “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

1.21.        “Performance Award” means Shares or other Awards that, pursuant to Section 10, are granted, vested and/or settled upon the achievement of specified performance conditions.

1.22.        “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

1.23.        “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

1.24.        “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

1.25.        “SAR” means a stock appreciation right granted under the Plan and described in Section 6 hereof.

1.26.        “Shares” means shares of the Company’s common stock, no par value, subject to substitution or adjustment as provided in Section 3(c) hereof.

1.27.        “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Section 2.  Administration.  The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.  Subject to the requirements of the Company’s by-laws and certificate of incorporation and any other agreement that governs the appointment of Board committees, the Committee will be composed of at least one member, who will serve for such period of time as the Board determines.

The Board will have full authority to grant Awards under this Plan and determine the terms of such Awards.  Such authority will include the right to:

2.1.          select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

2.2.          determine the type of Award to be granted;

2.3.          determine the number of Shares, if any, to be covered by each Award;

2.4.          establish the terms and conditions of each Award;

2.5.          establish the performance conditions relevant to any Award and certify whether such performance conditions have been satisfied;

2.6.          determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d);

2.7.          to accelerate the vesting or exercisability of an Award and to modify or amend each Award, subject to Section 11;

2.8.          to extend the period of time for which an Option or SAR is to remain exercisable following a Participant’s termination of service to the Company from the limited period otherwise in effect for that Option or SAR to such greater period of time as the Board deems appropriate, but in no event beyond the expiration of the term of the Option or SAR; and

2.9.          determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all Persons, including the Company and Participants.  No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Section 3.  Shares Subject to the Plan.

3.1.          Shares Subject to the Plan.  The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company.  The maximum number of Shares that may be issued in respect of Awards under the Plan is 250,000 shares, all of which may be issued in respect of Incentive Stock Options.  The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

3.2.          Effect of the Expiration or Termination of Awards.  If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan.  Similarly, if and to the extent an Award of Restricted Stock, Restricted Stock Units or a Performance Award is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan.  Shares withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will again become available for grant under the Plan.  If any Award or portion thereof is settled for cash, the Shares attributable for such cash settlement will again become available for grant.

3.3.          Other Adjustment.  In the event of any recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Shares, substitutions or adjustments will be made by the Board to the aggregate number, class and/or issuer of the securities that may be issued under the Plan, to the number, class and/or issuer of securities subject to outstanding Awards, and to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction.

3.4.          Change in Control.  Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

1.             cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

2.             cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control;

3.             cancel any unvested Award or unvested portion thereof, with or without consideration;

4.             cancel any Option in exchange for a substitute award in a manner consistent with the principles of Treas. Reg. §1.424-1(a) or any successor rule or regulation (notwithstanding the fact that the original Award may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);

5.             cancel any Restricted Stock, Restricted Stock Unit or SAR in exchange for restricted shares, restricted stock units or stock appreciation rights with respect to the capital stock of any successor corporation or its parent;

6.             redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to Fair Market Value of an unrestricted Share on the date of the Change in Control;

7.             cancel any SAR in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such SAR, the Board may cancel that SAR without any payment of consideration therefore; and/or

8.             cancel any Option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Section 4.  Eligibility.  Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

Section 5.  Options.  Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options.  Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

5.1.          Option Price.  The exercise price per Share purchasable under an Option will be determined by the Board and will not be less than 100% of the Fair Market Value of a Share on the date of the grant.  However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

5.2.          Option Term.  The term of each Option will be fixed by the Board, but no Option will be exercisable more than 10 years after the date the Option is granted.  However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than five years.  No Option may be exercised by any Person after expiration of the term of the Option.

5.3.          Exercisability.  Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

5.4.          Method of Exercise.  Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased.  Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept.  Unless otherwise determined by the Board, in its sole discretion, payment of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

No Shares will be issued upon exercise of an Option until full payment therefor has been made.  A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 14(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

5.5.          Incentive Stock Option Limitations.  In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000.  For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted.  To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

5.6.          Termination of Service.  Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

5.7.          Transferability of Options.  Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) during the Participant’s lifetime, an Option will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

Section 6.  Stock Appreciation Rights.

6.1.          Nature of Award.  Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares covered by such SAR as of the date such SAR is exercised, over (ii) the Fair Market Value of the Shares covered by such SAR as of the date such SAR was granted.  Such amount may be paid in either cash and/or Shares, as determined by the Board in its sole and absolute discretion.

6.2.          Terms and Conditions.  The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

1.             Term of SAR.  Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

2.             Exercisability.  SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

3.             Method of Exercise.  Subject to terms of the applicable Award Agreement, the exercisability provisions of Section 6(b)(ii) and the termination provisions of Section 7, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

4.             Termination of Service.  Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment or other service.

5.             Non-Transferability.  Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

Section 7.  Termination of Service.  Unless otherwise specified with respect to a particular Option or SAR in the applicable Award Agreement or otherwise determined by the Board, any portion of an Option or SAR that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or SAR that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

7.1.          Termination by Reason of Death.  If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

7.2.          Termination by Reason of Disability.  If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

7.3.          Cause.  If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

7.4.          Other Termination.  If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

Section 8.  Restricted Stock.

8.1.          Issuance.  Restricted Stock may be issued either alone or in conjunction with other Awards.  The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.  The purchase price for Restricted Stock may, but need not, be zero.  The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

8.2.          Certificates.  Any share certificate issued in connection with an Award of Restricted Stock will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement or by Applicable Law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE

TERMS AND CONDITIONS OF THE BANCORP OF NEW JERSEY, INC. 2011 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE PARTICIPANT AND BANCORP OF NEW JERSEY, INC. COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF BANCORP OF NEW JERSEY, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF BANCORP OF NEW JERSEY, INC.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed.  As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

8.3.          Restrictions and Conditions.  The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

1.             During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan.  The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

2.             Except as provided in this paragraph (ii) or the applicable Award Agreement, once the Participant has been issued a certificate or certificates for Restricted Stock or the Restricted Stock has been issued in the Participant’s name by book-entry registration, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares, but will not have the right to receive any cash distributions or dividends prior to the lapse of the Restriction Period unless otherwise provided under the applicable Award Agreement or as determined by the Board.  If any cash distributions or dividends are payable with respect to the Restricted Stock, the Board, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan.  A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period.  Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

3.             Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Board, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

4.             If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), any certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

Section 9.  Restricted Stock Units.  Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may, in its sole and absolute discretion, impose conditions on such units as it may deem appropriate, including, without limitation, continued employment or service of the recipient or the attainment of specified individual or corporate performance goals.  Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan.  Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share.  Distributions may be made in cash and/or Shares.  All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.  The Participant shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder.  A Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock Units awarded under the Plan.  Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Board, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting, the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

Section 10.  Performance Awards.

10.1.        Performance Awards Generally. The Board may grant Performance Awards in accordance with this Section 10.  Performance Awards may be denominated as a number of Shares, a dollar amount, or specified number of other Awards (or a combination thereof) which may be earned upon achievement or satisfaction of performance conditions specified by the Board.  In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such performance conditions as may be specified by the Board.  Subject to Section 10(b), the Board may use such business criteria or other measures of performance as it may deem appropriate in establishing the relevant performance conditions and may, in its discretion, adjust such criteria from time to time.

10.2.        Qualified Performance-Based Compensation Under Section 162(m).  Performance Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code will be granted by a compensation committee of the Board consisting solely of at least two individuals who are intended to qualify as “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) and will be subject to the terms of this Section 10(b).  In accordance with the requirements under Section 162(m) of the Code, the maximum number of Shares underlying Performance Awards denominated in shares that may be granted during a calendar year to any Participant shall be 150,000 and the maximum dollar value of Performance Awards denominated in cash that may be granted during a calendar year to any Participant shall be $1,000,000.

1.             Specified Business Criteria.  The grant, vesting and/or settlement of a Performance Award subject to this Section 10(b) will be contingent upon achievement of one or more of the following business criteria (subject to adjustment in accordance with Section 10(b)(ii), below):

(a)                                  the attainment of certain target levels of, or a specified percentage increase in: revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earning per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or returned on invested capital, after-tax or pre-tax return on stockholders’ equity, the price of the Company’s common stock or a combination of the foregoing;

(b)                                 the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, the Company’s bank debt or other public or private debt or financial obligations;

(c)                                  the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or

(d)                                 any other objective business criteria that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code.

Performance goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Affiliates, or products, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.  The performance goals for a particular performance period need not be the same for all Participants.

2.                                       Adjustments to Performance Goals.  The committee described in Section 10(b) may provide, at the time performance goals are established in accordance with Section 10(b)(i), that adjustments will be made to those performance goals to take into account, in any objective manner specified by that committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) restructuring activities reported in the Company’s public filings, (E) investments, dispositions or acquisitions, (F) loss from the disposal of certain assets, (G) gain or loss from the early extinguishment, redemption, or repurchase of debt, (H) changes in accounting principles, or (I) any other item, event or circumstance that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code.  An adjustment described in this Section 10(b)(ii) may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the committee at the time the performance goals are established.  Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the committee at the time performance objectives are established.  In addition, adjustments will be made as necessary to any performance criteria related to the Company’s stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s equity.

10.3.                        Other Terms of Performance Awards.  The Board may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period.  The Participant shall not have any shareholder rights with respect to the Shares subject to a Performance Award until the Shares are actually issued thereunder.  A Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Performance Awards.  Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Board, if a Participant’s service with the Company terminates prior to the Performance Award vesting, the Participant’s Performance Award or portion thereof that then remains subject to forfeiture will then be forfeited automatically.

Section 11.  Amendments and Termination.  The Board may amend, alter or discontinue the Plan at any time.  However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within 365 days of its adoption by the Board by the Company’s stockholders in a manner consistent with Treas. Reg. § 1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

Section 12.  Conditions Upon Grant of Awards and Issuance of Shares.

12.1.                        The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

12.2.                        No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Shares are then listed for trading.

Section 13.  Liability of Company.

13.1.                        Inability to Obtain Authority.  If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

13.2.                        Grants Exceeding Allotted Shares.  If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Award will be contingent with respect to such excess Shares, on the effectiveness under Applicable Law of a sufficient increase in the number of Shares subject to this Plan.

13.3.                        Rights of Participants and Beneficiaries.  The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan.  The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

Section 14.  General Provisions.

14.1.                        The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.  Any certificate evidencing an Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with Applicable Law.

14.2.                        All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.3.                        Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

14.4.                        No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 15.  Effective Date of Plan.  The Plan will become effective on the date that it is duly approved by the Company’s stockholders.

Section 16.  Term of Plan.  The Plan will continue in effect until terminated in accordance with Section 11; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

Section 17.  Invalid Provisions.  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 18.  Governing Law.  The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of New Jersey, without regard to the application of the principles of conflicts of laws.

Section 19.  Board Action.  Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

19.1.                        the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

19.2.                        the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

19.3.                        any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other Persons (as the same may be amended from time to time).

Section 20.  Notices.  Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company.  Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

BANCORP OF NEW JERSEY, INC.

REVOCABLE PROXY FOR
ANNUAL MEETING OF SHAREHOLDERS
MAY 25, 2011

Solicited on behalf of the Board of Directors

The undersigned hereby appoints Albert F. Buzzetti and Michael Lesler, and each of them, with full power of substitution, to vote, as designated below, all the shares of Bancorp of New Jersey, Inc. common stock held of record by the undersigned at the close of business on April 8, 2011, at the annual meeting of shareholders, to be held May 25, 2011, and at any and all adjournments or postponements thereof. The undersigned hereby revokes any and all earlier dated proxies with respect to such annual meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of each of board’s director nominees and FOR the approval of the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan.  The board of directors recommends a vote FOR each of its director nominees and the approval of the 2011 Equity Incentive Plan.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
BANCORP OF NEW JERSEY, INC.

May 25, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card are available at www.bonj.net

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of six directors of Bancorp of New Jersey, Inc., each to hold office until the 2014 annual meeting of shareholders and until his or her successor is elected and qualifies.

☐ FOR ALL NOMINEES	NOMINEES:
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Josephine Mauro
☐ FOR ALL EXCEPT	O Joel Paritz
(See instructions below)	O Anthony Siniscalchi
O Christopher Shaari
O Mark Sokolich
O Diane M. Spinner

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  •

2. Approval of the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Should a director nominee be unable to serve as a director, an event the Bancorp of New Jersey, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the board of directors.

This proxy may be revoked at any time before it is voted on by delivering to the secretary of Bancorp of New Jersey, Inc. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Bancorp of New Jersey, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the persons named in this proxy shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Bancorp of New Jersey, Inc. prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to be held on May 25, 2011, the Proxy Statement dated on or about April 22, 2011, and Bancorp of New Jersey, Inc.’s 2010 Annual Report.

In order to assist us in providing proper accommodations for the annual meeting, please advise whether you plan to attend in person. Your response will not affect your proxy, your ability to attend the meeting or your ability to vote your shares in person.  Please mark here if you plan to attend the annual meeting. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.